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                                                                     EXHIBIT 1.1

                           BOEING CAPITAL CORPORATION

                            (a Delaware corporation)

                    $750,000,000 6.10% Senior Notes due 2011





                               PURCHASE AGREEMENT

                                                                   March 1, 2001

CREDIT SUISSE FIRST BOSTON CORPORATION
GOLDMAN, SACHS & CO.
     as Representatives of the several Underwriters

c/o   Credit Suisse First Boston Corporation
      Eleven Madison Avenue
      New York, N.Y. 10010-3629

Ladies and Gentlemen:

     Boeing Capital Corporation, a Delaware corporation (the "Company"), confirms its agreement with Credit Suisse First Boston Corporation ("CSFB") and Goldman, Sachs & Co. ("Goldman") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom CSFB and Goldman are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $750,000,000 aggregate principal amount of the Company's 6.10% Senior Notes due 2011 (the "Securities"). The Securities are to be issued under an indenture dated as of August 31, 2000 (the "Indenture") between the Company and Bankers Trust Company, as trustee (the "Trustee").

     The Company understands that the Underwriters propose to make a public offering of the Securities as soon as they deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-55846) for the registration of certain securities, including the Securities, under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has


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been declared effective by the Commission, and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement, including the exhibits and schedules thereto, if any, in the form in which it became effective, is herein called the "Registration Statement"; and the final base prospectus contained in the Registration Statement and the final prospectus supplement relating to the offering of the Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus"; PROVIDED, HOWEVER, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the execution and delivery of this Agreement; and PROVIDED, FURTHER, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness but prior to the execution and delivery of this Agreement. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1. REPRESENTATIONS AND WARRANTIES.

     (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i) REGISTRATION STATEMENT AND THE PROSPECTUS. The Registration Statement and the Prospectus, at the time the Registration Statement became effective, complied, and as of the Closing Time will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission promulgated thereunder (the "1939 Act Regulations"). The Registration Statement, at the time the Registration Statement became effective, as of the date hereof and at the Closing Time did not, does not and will not contain any untrue


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     statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date it is filed with, or transmitted for filing to, the Commission pursuant to Rule 424 of the 1933 Act Regulations and at the Closing Time did not, and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative, expressly for use in the Registration Statement or Prospectus or to that part of the Registration Statement which shall constitute the Statement of Eligibility under the 1939 Act (Form T-1) of the Trustees under the Indentures.

          (ii) ACCOUNTANTS. To the best of the Company's knowledge, the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii) FINANCIAL STATEMENTS. The consolidated financial statements included or incorporated by reference in the Registration Statement and Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein; and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein.

          (iv) INCORPORATED DOCUMENTS. The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the "1934 Act Regulations"), and, when read together and with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and as of the Closing Time, did not, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

          (v) MATERIAL CHANGES OR MATERIAL TRANSACTIONS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated or incorporated by reference therein or contemplated thereby, (A) there has been no material adverse change in the financial condition, earnings or cash flow of the Company and its subsidiaries considered as one enterprise, or any development reasonably likely to have a material adverse effect on the financial condition of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business and
     (B) there has been no material transaction entered into by the Company or any of its subsidiaries other than those in the ordinary course of business.


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          (vi) DUE INCORPORATION AND QUALIFICATION. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure so to qualify and be in good standing would materially and adversely affect the financial condition of the Company.

          (vii) SUBSIDIARIES. Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) of the Company (each a "Material Subsidiary" and together the "Material Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure so to qualify and be in good standing would materially and adversely affect the financial condition of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such Material Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and, except as otherwise disclosed in the Registration Statement or the Prospectus, the capital stock of each such Material Subsidiary owned by the Company, directly or through subsidiaries, is owned free and clear of any mortgage, pledge, lien, encumbrance, claim or equity.

          (viii) CAPITAL STOCK. The authorized, issued and outstanding capital stock of the Company is as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and incorporated by reference into the Registration Statement and the Prospectus and the shares of issued and outstanding Common Stock set forth thereunder have been duly authorized and validly issued and are fully paid and non-assessable and are owned, of record and beneficially, by Boeing Capital Services Corporation.

          (ix) NO DEFAULTS; REGULATORY APPROVALS; NO AUTHORIZATION, APPROVAL OR CONSENT REQUIRED. Neither the Company nor any of its Material Subsidiaries is in violation of its charter or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other material instrument to which it is a party or by which it or any of them or their properties may be bound; and the execution and delivery of this Agreement and the Indentures and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Material Subsidiaries pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or, to the best of its knowledge, any


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     law, administrative regulation or administrative or court decree; and no consent, approval, authorization, order or decree of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1939 Act, the 1933 Act Regulations, the 1939 Act Regulations or state securities or Blue Sky laws in connection with the purchase and distribution of the Notes.

          (x) REGULATORY CERTIFICATES, AUTHORITIES AND PERMITS. The Company and its Material Subsidiaries own or possess adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its Material Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the financial condition, earnings or cash flow of the Company and its subsidiaries considered as one enterprise.

          (xi) LEGAL PROCEEDINGS; CONTRACTS. Except as may be set forth in the Prospectus or incorporated by reference therein, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries which is required to be disclosed in the Prospectus or which has more than a remote possibility of resulting in any material adverse change in the financial condition, earnings or cash flow of the Company and its subsidiaries considered as one enterprise, or in any development reasonably likely to have a material adverse effect on the financial condition of the Company and its subsidiaries, considered as one enterprise, or which has more than a remote possibility of materially and adversely affecting the material properties or assets thereof or has more than a remote possibility of materially and adversely affecting the consummation of the transactions contemplated by the Indenture or this Agreement or the transactions contemplated herein or therein; and there are no material contracts or documents of the Company or any of its Material Subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Regulations which have not been so filed.

          (xii) AUTHORIZATION AND VALIDITY OF THE NOTES. The Securities have been duly authorized for issuance and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and of the Indenture against payment of the consideration therefor in accordance with this Agreement, the Securities will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, or other laws relating to or affecting creditors' rights generally or by general equity principles, and will be entitled to the benefits of the Indenture; and the Securities and the Indenture conform in all material respects to all statements relating thereto contained in the Prospectus.

          (xiii) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and


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     delivery by the Trustee, constitutes a valid and binding agreement of the
     Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xiv) NO LABOR DISPUTES. Other than as set forth in the Prospectus, no labor dispute by the employees of the Company or any Material Subsidiary exists or, to the knowledge of the Company, is imminent which might be expected to have a material adverse effect upon the financial condition, earnings or cash flow of the Company and its subsidiaries, considered as one enterprise.

     (b) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

     (a) SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Brown & Wood LLP, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the fifth business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder. Delivery of the Securities shall be made through the facilities of The Depository


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Trust Company, Clearstream Banking, societe anonyme or Morgan Guaranty Trust
Company of New York, Brussels Office, as operator of the Euroclear System unless the Representatives shall otherwise instruct.

     (c) DENOMINATIONS; REGISTRATION. Certificates for the Securities shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3. COVENANTS OF THE COMPANY.

     The Company covenants with each Underwriter as follows:

          (a) REVISIONS OF PROSPECTUS -- MATERIAL CHANGES. If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with the sale of the Securities any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (b) EARNINGS STATEMENTS. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (c) NOTICE OF CERTAIN PROPOSED FILINGS. Until the Closing Time, the Company will give counsel to the Underwriters notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether by the filing of documents pursuant to the 1934 Act, the 1933 Act or otherwise, and will furnish counsel to the Underwriters with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of such proposed filing.


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          (d) NOTICE OF CERTAIN EVENTS. The Company will notify the Underwriters or their counsel immediately (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as practicable.

          (e) COPIES OF THE REGISTRATION STATEMENT AND THE PROSPECTUS. The Company will deliver to the Underwriters as many signed and conformed copies of the registration statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Underwriters may reasonably request. The Company will furnish to the Underwriters as many copies of the Prospectus (as amended or supplemented) as the Underwriters shall reasonably request during the period when the Prospectus is required to be delivered under the 1933 Act.

          (f) BLUE SKY QUALIFICATIONS. The Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Securities; PROVIDED, HOWEVER, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports, that the Company has knowledge of, as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

          (g) 1934 ACT FILINGS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to
     Section 13(a), 13(c), 14 or 15(d) of the 1934 Act.

          (h) STAND-OFF AGREEMENT. Between the date of this Agreement and the Closing Time, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any debt securities of the Company.

          (i) LISTING. The Company will use its reasonable efforts to effect the listing of the Securities on the Luxembourg Stock Exchange.


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SECTION 4. PAYMENT OF EXPENSES.

     (a) OBLIGATIONS OF THE COMPANY. The Company will pay the following expenses incident to the performance of its obligations under this Agreement:

         (i) The preparation and filing of the Registration Statement and all amendments thereto;

         (ii) The preparation, printing, issuance and delivery of the Securities;

         (iii) The fees and disbursements of the Company's accountants and of the Trustee;

         (iv) The qualification of the Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey;

         (v) The printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto, and of the Prospectus and any amendments or supplements thereto;

         (vi) The delivery to the Underwriters of copies of the Indenture and all supplements and amendments thereto;

         (vii) Any fees charged by rating agencies for the rating of the Securities; and

         (viii) The fees and expenses incurred with respect to the listing of the Securities on the Luxembourg Stock Exchange.

     (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

     The obligations of the several Underwriters hereunder are subject to the accuracy in all material respects of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the


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part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

     (b) OPINION OF COUNSEL FOR COMPANY. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, of Sidley & Austin, special counsel to the Company, and Michael C. Draffin, Associate General Counsel of the Company or H. David Heumann, Assistant General Counsel of the Company, or other counsel reasonably satisfactory to the Underwriters, in form and substance reasonably satisfactory to the parties.

     In rendering such opinions, such counsel may rely (x) in the case of the Associate General Counsel or the Assistant General Counsel of the Company, as to the matters of New York law and as to the matters relating to the 1939 Act upon the opinion of Sidley & Austin referred to in this Section 5(b) without independent verification, (y) as to the matters involving the application of laws of any jurisdiction other than the States of California, Delaware and New York or the United States, to the extent such counsel deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom such counsel believes to be reliable and who are reasonably satisfactory to counsel to the Representatives, and (z) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.

     (c) OPINION OF COUNSEL FOR UNDERWRITERS. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for the Underwriters, with respect to the validity of the Indenture, the Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters shall reasonably request.

     (d) REQUIRED CONTENT OF OPINIONS. In giving their opinions required by
Section 5(b) and (c), respectively, Sidley & Austin and Brown & Wood LLP shall each additionally state (with appropriate qualifications) that nothing has come to their attention that would lead them to believe that the Registration Statement, at the time it became effective or at the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus, at the date hereof or as of the Closing Time (included or) includes an untrue statement of a material fact or (omitted or) omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (e) OFFICERS' CERTIFICATE. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition, earnings or cash flow of the Company and its subsidiaries considered as one enterprise, or any development reasonably likely to have a material adverse effect on the financial condition of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President, any Vice President or the Treasurer or Assistant Treasurer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (v) that there are no legal or governmental proceedings pending or, to the best of such officer's knowledge,


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threatened, which are required to be disclosed in the Registration Statement other than those disclosed therein, and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

     (f) ACCOUNTANT'S COMFORT LETTER. At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (g) BRING-DOWN COMFORT LETTER. At Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (h) OTHER DOCUMENTS. At the Closing Time, counsel to the Underwriters shall have been furnished with such other documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and to counsel to the Underwriters.

     The obligations of the Underwriters to purchase the Securities will be subject to the following further conditions: (i) the Securities will be rated A2 by Moody's Investors Service Inc. and AA- by Standard & Poor's Ratings Service,
(ii) the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date hereof shall not have been lowered and no such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any debt securities of the Company since the date hereof and (iii) there shall not have come to the attention of the Underwriters any facts that would cause the Underwriters to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Securities, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in Section 3(b) hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, the provisions concerning payment of expenses under Section 4 hereof, the provisions concerning the representations, warranties and agreements to survive delivery of Section 8 hereof, the provisions relating to parties set forth in Section 12 hereof and the provisions relating to governing law and forum set forth in Section 13 hereof shall remain in effect.

SECTION 6. INDEMNIFICATION.

     (a) INDEMNIFICATION OF THE UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or such alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by the Underwriters as aforesaid), if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Underwriter and reasonably satisfactory to the Company), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (except as made in reliance upon and in conformity with information furnished by the Underwriters through the Representatives as aforesaid), to the extent that any such expense is not paid under (i) or (ii) above.

     (b) INDEMNIFICATION OF COMPANY. Each Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by such Underwriter through the Representatives, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf each Underwriter: (i) the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting"; (ii) the following information in the Prospectus provided on behalf of Tokyo-Mitsubishi International plc: the penultimate paragraph under the caption "Underwriting"; and (iii) the following information in the Prospectus provided on behalf of Deutsche Banc Alex. Brown Inc.: the last sentence of the last paragraph under the caption "Underwriting".

     (c) GENERAL. Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to one local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 7. CONTRIBUTION.

     If the indemnification provided for in Section 6 hereof is unavailable to the Company, on the one hand, or the Underwriters, on the other, as an indemnified party in relation to each other under paragraph 6(a) or 6(b) thereof or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Underwriters on the other. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to Section 7 were determined by pro rata allocation or by any other method of allocation other than the allocation specified in the immediately preceding paragraph. The amount paid or payable by any indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities offered and sold to the public through such Underwriter to which such claim relates exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section are not exclusive and shall not limit any rights or remedies which may otherwise be available to any such indemnified party at law or in equity. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

     All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. TERMINATION OF AGREEMENT.

     (a) TERMINATION; GENERAL. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, earnings or cash flow of the Company and its subsidiaries, considered as one enterprise, or any development reasonably likely to have a material adverse effect on the financial condition of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or significant escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States or the international financial markets is such as to make it, in the reasonable judgment of Representatives, impracticable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date hereof shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any debt securities of the Company since that date, or (v) if there shall have come to the attention of the Representatives any facts that would cause them to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first provided to the Underwriters for use in confirming sales of the Securities.

     (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

     If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

     (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

     (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

SECTION 11. NOTICES.

     All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o (i) Credit Suisse First Boston Corporation at Eleven Madison Avenue, New York, New York 10010-3629, attention of Transaction Advisory Group and (ii) Goldman, Sachs & Co. at 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; and notices to the Company shall be directed to it at 3780 Kilroy Airport Way, Suite 750, Long Beach, California 90806, attention of Treasury Department.

SECTION 12. PARTIES.

     This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. EFFECT OF HEADINGS.

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                          Very truly yours,

                                          BOEING CAPITAL CORPORATION



                                          By
                                             -----------------------------------
                                             Name
                                             Title:


CONFIRMED AND ACCEPTED,
  as of the date first above written:


CREDIT SUISSE FIRST BOSTON CORPORATION


By
   -------------------------------------------
              Authorized Signatory


GOLDMAN, SACHS & CO.


By
   -------------------------------------------
              Authorized Signatory





For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                                            Principal
                                                                                            Amount of
         Name of Underwriter                                                                Securities
         -------------------                                                                ----------
Credit Suisse First Boston Corporation..................................................  $301,875,000
Goldman, Sachs & Co.....................................................................   301,875,000
Banc of America Securities LLC..........................................................    22,500,000
Chase Securities Inc....................................................................    22,500,000
Deutsche Banc Alex. Brown Inc...........................................................    22,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated......................................    22,500,000
Salomon Smith Barney Inc................................................................    22,500,000
Banc One Capital Markets, Inc...........................................................    11,250,000
Credit Lyonnais Securities (USA) Inc....................................................    11,250,000
Tokyo-Mitsubishi International plc......................................................    11,250,000
                                                                                          ------------
Total...................................................................................  $750,000,000
                                                                                          ------------




                                    Sch A - 1

                                   SCHEDULE B

                           BOEING CAPITAL CORPORATION


                                  $750,000,000
                           6.10% Senior Notes due 2011


     1. The initial public offering price of the Securities shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Underwriters for the Securities shall be 99.55% of the principal amount thereof.

     3. The interest rate on the Securities shall be 6.10% per annum.




                                     Sch B-1